Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Brent Dahl
Vice President - Investor Relations
Phone:	847-735-4039

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Relations
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Fourth Quarter and Full-Year Results

Strong Fourth Quarter Performance Concludes Record 2021

Full-Year GAAP Diluted EPS of $7.59 and As Adjusted Diluted EPS of $8.28

Fourth Quarter GAAP Diluted EPS of $1.31 and As Adjusted Diluted EPS of $1.44

2022 Guidance: Net Sales Between $6.7 and $7.0 Billion; Adjusted Diluted EPS Range of $9.60 - $10.25

METTAWA, Ill., January 27, 2022 -- Brunswick Corporation (NYSE: BC) today reported results for the fourth quarter and full-year of 2021:
2021 Full-Year Highlights:

	FY 2021
in millions (except per share data)	GAAP	Change	As Adjusted	Change
Net Sales	$5,846.2	34.5%	$5,846.2	34.5%
Operating Earnings	$812.9	50.7%	$886.8	53.2%
Operating Margin	13.9%	150 bps	15.2%	190 bps
Diluted EPS from Continuing Operations	$7.59	61.5%	$8.28	63.3%

bps = basis points

Fourth Quarter 2021 Highlights:

	Q4 2021
in millions (except per share data)	GAAP	Change	As Adjusted	Change
Net Sales	$1,431.0	23.2%	$1,431.0	23.2%
Operating Earnings	$121.8	(10.8)%	$156.3	7.3%
Operating Margin	8.5%	(330) bps	10.9%	(160) bps
Diluted EPS from Continuing Operations	$1.31	7.4%	$1.44	9.1%

bps = basis points
"We delivered record sales and earnings in 2021 and, more importantly, set a foundation for growth across all our businesses in 2022 and for years to come," said Brunswick Chief Executive Officer David Foulkes. "Our outstanding operational performance in a challenging environment continues to prove the strength and durability of our portfolio and earnings profile, with robust capital generation enabling accelerated investments in our core businesses, including propulsion, parts and accessories and Freedom Boat Club, as well as critical ACES, digital and other technology programs, while also delivering strong shareholder returns.

Our propulsion business delivered yet another quarter of strong top-line and earnings growth, with increased production efficiency and more favorable customer mix leading to higher sales and margins than anticipated. Mercury gained 160 basis points of U.S. retail market share in 2021, with more than 500 basis points of share gains in each horsepower category over 200hp. We anticipate our previously announced significant additional investment in capacity for higher horsepower outboards will enable increased production for international, commercial, repower, and new OEM customers, with full effect in the fourth quarter of 2022.

Our parts and accessories businesses leveraged favorable late-season weather conditions in many areas, which drove continued robust aftermarket demand and contributed to top-line and adjusted earnings growth in the quarter. In addition, our Advanced Systems Group enjoyed the first full quarter with Navico, RELiON Battery, and SemahTronix in its portfolio, with each contributing to the strong results and Navico outpacing expectations. Finally, Mercury announced the critical centralization and expansion of its P&A distribution footprint, which we believe will extend its already robust market position.

Our boat business delivered strong top-line growth and earnings stability despite continued supply chain disruption, cost inflation, and labor constraints at our suppliers and some of our own facilities during the quarter. Pipeline inventories remain at historically low levels with just over 15 weeks on hand at the end of the year, as elevated levels of retail-sold product and continued strong demand constrain our ability to build field inventory. Finally, Freedom Boat Club had one of its busiest quarters on record, continuing its acquisition activity and membership growth while attracting a younger and increasingly diverse customer base. Over the past twelve months, Freedom added 75 new locations and over 10,000 new memberships network-wide, and now operates a fleet of more than 4,000 boats, with an increasing percentage of Brunswick boats and engines," Foulkes concluded.

2021 Fourth Quarter Results

For the fourth quarter of 2021, Brunswick reported consolidated net sales of $1,431.0 million, up from $1,161.1 million in the fourth quarter of 2020. Diluted EPS for the quarter was $1.31 on a GAAP basis and $1.44 on an as adjusted basis. Sales and earnings in each segment benefited from increased volume due to continued strong global demand for marine products, market share gains, and higher pricing, with earnings also impacted by increased input costs and higher spending on growth initiatives. Additionally, versus the fourth quarter of 2020:
Propulsion segment reported a 12 percent increase in sales due to continued strong global demand for all product categories, with higher operating earnings also resulting from favorable customer mix and favorable absorption throughout its manufacturing footprint.
Parts and Accessories segment reported a 40 percent increase in sales, or a 4 percent increase excluding the impact of acquisitions, with sales and earnings growth primarily benefiting from favorable late-season weather conditions in many areas driving continued robust aftermarket demand. Operating margins declined as anticipated due to the impact of recent acquisitions.

Boat segment reported a 14 percent increase in sales due to increased deliveries to dealers to meet continued strong retail customer demand. Freedom Boat Club, which is part of our Business Acceleration division, contributed approximately 3 percent of sales to the segment in the quarter. Increased sales volume and lower retail discount levels versus prior year were also offset by higher costs due to manufacturing inefficiencies, and unfavorable changes in sales mix, resulting in slightly lower segment operating earnings.

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $367.5 million at the end of 2021, down $219.5 million from year-end 2020 levels. Net cash provided by operating activities during the year of $586.2 million includes net earnings net of non-cash items, partially offset by the impact of higher working capital needs, including increased inventory levels to ensure manufacturing continuity necessary to meet demand and rebuild pipeline inventories.

Investing and financing activities resulted in net cash used of $732.1 million during 2021, including $1,138.6 million of acquisitions, $267.1 million of capital expenditures, $128.4 million of payments of long-term debt, $120.1 million of share repurchases, and $98.9 million of dividend payments, net of $994.4 million of proceeds from the issuance of long-term debt used to finance the acquisition of Navico, and $55.9 million of net proceeds from the sale of marketable securities.

2022 Outlook

"We believe that 2022 will be another outstanding year for Brunswick. Although we continue navigating certain headwinds, including the effects of COVID-19 and elevated supply chain, labor, and freight costs, we remain extremely focused on executing our Next Wave strategy and we are confident that we will continue to lead the marine industry in growth and innovation," said Foulkes. "We expect elevated production levels over time will be required to satisfy retail demand and rebuild boat and engine pipelines, and together with significant upcoming new product offerings, increased boat and engine production capacity, and exceptionally strong boating participation, we anticipate wholesale growth in all our product categories throughout 2022 and well beyond.

Assuming no major pandemic-related business continuity issues and given the clarity on our ability to drive growth in the upcoming year, we are providing the following guidance for 2022:
1.U.S. marine industry retail unit growth remains supply constrained, up low-single digit percent versus 2021;
2.Net sales between $6.7 billion and $7.0 billion, with strong growth in each segment;

3.Adjusted operating margin growth between 20 and 60 basis points with operating margin expansion in each segment;
4.Operating expenses as a percent of sales to increase 50 to 80 basis points, with elevated spending on ACES and other growth initiatives;
5.Free cash flow in excess of $350 million, which is materially impacted by planned capital spending of more than $375 million;
6.Adjusted diluted EPS in the range of $9.60 - $10.25, with EPS growth anticipated in each quarter; and
7.First quarter 2022 revenue growth of approximately 15% versus the first quarter of 2021, with low-to-mid single digit EPS growth.

Finally, I want to offer heartfelt thanks to our global employee population for their dedication, effort, and sacrifices during what is still a challenging time for many families and communities. Through their efforts, we remain very confident in our ability to successfully execute our strategic plan while also ensuring that we prioritize the health and welfare of our employees.

At our upcoming virtual investor day, I look forward to reflecting on the many exciting new products we will launch at the upcoming Miami Boat show in February, which will demonstrate the power of our technology, and our business and acquisition synergies. We will also be sharing an overall update on Brunswick's Next Wave strategy, including our exciting, longer term growth projections and our vision to deliver annual revenues of $10 billion by 2025," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will host a conference call today at 10 a.m. CST, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Brent G. Dahl, vice president of investor relations. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CST Thursday February 3, 2022, by calling 877-660-6853 or 201-612-7415 (Access ID: 13726021). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal policy concerns; adverse economic, credit, and capital market conditions; higher energy and fuel costs; competitive pricing pressures; the coronavirus (COVID-19) pandemic and the emergence of variant strains; managing our manufacturing footprint; adverse weather conditions, climate change events and other catastrophic event risks; international business risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; absorbing fixed costs in production; joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; the risk that unexpected costs will be incurred in connection with the Navico transaction or the possibility that the expected synergies and value creation from the transaction will not be realized or will not be realized within the expected time period; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; adequate financing access for dealers and customers; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2020 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Advanced Systems Group, which includes industry-leading brands such as Simrad, Lowrance, C-Map, B&G, MotorGuide, Attwood, Mastervolt, RELiON, Blue Sea Systems, CZone, and ASG Connect system integrators; Land 'N' Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Heyday, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, and Uttern boats; Freedom Boat Club, Boateka, Boating Services Network and Boat Class. For more information, visit www.brunswick.com.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Three Months Ended
	December 31, 2021	December 31, 2020	% Change
Net sales	$1,431.0	$1,161.1	23%
Cost of sales	1,054.2	824.8	28%
Selling, general and administrative expense	207.5	161.9	28%
Research and development expense	47.4	38.1	24%
Restructuring, exit and impairment charges	0.1	(0.2)	NM
Operating earnings	121.8	136.5	-11%
Equity earnings	0.8	1.0	-20%
Other expense, net	(2.4)	(3.4)	-29%
Earnings before interest and income taxes	120.2	134.1	-10%
Interest expense	(18.8)	(15.3)	23%
Interest income	0.2	0.3	-33%
Earnings before income taxes	101.6	119.1	-15%
Income tax (benefit) provision	(0.4)	23.1	NM
Net earnings from continuing operations	$102.0	$96.0	6%

Discontinued operations:
Net loss from discontinued operations, net of tax	(0.5)	(0.9)	-44%
Net earnings	$101.5	$95.1	7%

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$1.32	$1.22	8%
Loss from discontinued operations	(0.01)	(0.01)	0%
Net earnings	$1.31	$1.21	8%

Diluted
Earnings from continuing operations	$1.31	$1.22	7%
Loss from discontinued operations	(0.01)	(0.02)	-50%
Net earnings	$1.30	$1.20	8%

Weighted average shares used for computation of:
Basic earnings per common share	77.4	78.5
Diluted earnings per common share	78.0	79.0

Effective tax rate	(0.4)%	19.4%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Twelve Months Ended
	December 31, 2021	December 31, 2020	% Change
Net sales	$5,846.2	$4,347.5	34%
Cost of sales	4,180.2	3,134.5	33%
Selling, general and administrative expense	697.8	543.7	28%
Research and development expense	154.5	125.9	23%
Restructuring, exit and impairment charges	0.8	4.1	-80%
Operating earnings	812.9	539.3	51%
Equity earnings	2.3	4.5	-49%
Pension settlement benefit	—	1.1	-100
Other expense, net	(6.8)	(6.1)	11%
Earnings before interest and income taxes	808.4	538.8	50%
Interest expense	(65.9)	(67.3)	-2%
Interest income	2.1	1.2	75%
Loss on early extinguishment of debt	(4.2)	—	NM
Transaction financing charges	(4.0)	—	NM
Earnings before income taxes	736.4	472.7	56%
Income tax provision	141.0	98.0	44%
Net earnings from continuing operations	$595.4	$374.7	59%

Discontinued operations:
Loss from discontinued operations, net of tax	$(2.1)	$(0.5)	NM
Loss on disposal of discontinued operations, net of tax	—	(1.5)	-100%
Net loss from discontinued operations, net of tax	(2.1)	(2.0)	5%
Net earnings	$593.3	$372.7	59%

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$7.65	$4.73	62%
Loss from discontinued operations	(0.02)	(0.03)	-33%
Net earnings	$7.63	$4.70	62%

Diluted
Earnings from continuing operations	$7.59	$4.70	61%
Loss from discontinued operations	(0.02)	(0.02)	0%
Net earnings	$7.57	$4.68	62%

Weighted average shares used for computation of:
Basic earnings per common share	77.8	79.2
Diluted earnings per common share	78.4	79.7

Effective tax rate	19.1%	20.7%
NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP	$121.8	$136.5	$1.31	$1.22
Restructuring, exit, and impairment charges	0.1	(0.2)	—	—
Purchase accounting amortization	23.0	7.5	0.23	0.07
Acquisition, integration, and IT costs	11.4	1.8	0.11	0.02
Special tax items	—	—	(0.21)	0.01
As Adjusted	$156.3	$145.6	$1.44	$1.32

GAAP operating margin	8.5%	11.8%
Adjusted operating margin	10.9%	12.5%

	Twelve Months Ended
	Operating Earnings		Diluted Earnings Per Share
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP	$812.9	$539.3	$7.59	$4.70
Restructuring, exit, and impairment charges	0.8	4.1	0.01	0.04
Purchase accounting amortization	45.7	30.1	0.46	0.29
Sport Yacht & Yachts	3.8	—	0.04	—
Acquisition, integration, and IT costs	24.3	5.4	0.27	0.05
Palm Coast reclassified from held-for-sale	0.8	—	0.01	—
Gain on sale of assets	(1.5)	—	(0.01)	—
Special tax items	—	—	(0.13)	—
Loss on early extinguishment of debt	—	—	0.04	—
Pension settlement benefit	—	—	—	(0.01)
As Adjusted	$886.8	$578.9	$8.28	$5.07

GAAP operating margin	13.9%	12.4%
Adjusted operating margin	15.2%	13.3%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2021	Dec 31, 2020	% Change	Dec 31, 2021	Dec 31, 2020	% Change	Dec 31, 2021	Dec 31, 2020
Propulsion	$570.5	$507.9	12.3%	$90.6	$82.4	10.0%	15.9%	16.2%
Parts & Accessories	505.6	360.8	40.1%	28.9	49.2	-41.3%	5.7%	13.6%
Boat	433.0	380.8	13.7%	32.4	34.8	-6.9%	7.5%	9.1%
Corporate/Other	—	—		(30.1)	(29.9)	0.7%
Segment Eliminations	(78.1)	(88.4)	-11.7%	—	—
Total	$1,431.0	$1,161.1	23.2%	$121.8	$136.5	-10.8%	8.5%	11.8%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2021	Dec 31, 2020	% Change	Dec 31, 2021	Dec 31, 2020	% Change	Dec 31, 2021	Dec 31, 2020
Propulsion	$570.5	$507.9	12.3%	$90.6	$82.4	10.0%	15.9%	16.2%
Parts & Accessories	505.6	360.8	40.1%	61.5	56.4	9.0%	12.2%	15.6%
Boat	433.0	380.8	13.7%	34.2	34.9	-2.0%	7.9%	9.2%
Corporate/Other	—	—		(30.0)	(28.1)	6.8%
Segment Eliminations	(78.1)	(88.4)	-11.7%	—	—
Total	$1,431.0	$1,161.1	23.2%	$156.3	$145.6	7.3%	10.9%	12.5%

Segment Information - GAAP

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2021	Dec 31, 2020	% Change	Dec 31, 2021	Dec 31, 2020	% Change	Dec 31, 2021	Dec 31, 2020
Propulsion	$2,504.7	$1,878.4	33.3%	$449.7	$285.5	57.5%	18.0%	15.2%
Parts & Accessories	2,008.1	1,508.8	33.1%	335.8	275.4	21.9%	16.7%	18.3%
Boat	1,703.1	1,250.3	36.2%	142.3	70.2	102.7%	8.4%	5.6%
Corporate/Other	—	—		(114.9)	(91.8)	25.2%
Segment Eliminations	(369.7)	(290.0)	27.5%	—	—
Total	$5,846.2	$4,347.5	34.5%	$812.9	$539.3	50.7%	13.9%	12.4%

Segment Information - As Adjusted

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2021	Dec 31, 2020	% Change	Dec 31, 2021	Dec 31, 2020	% Change	Dec 31, 2021	Dec 31, 2020
Propulsion	$2,504.7	$1,878.4	33.3%	$449.7	$285.5	57.5%	18.0%	15.2%
Parts & Accessories	2,008.1	1,508.8	33.1%	396.9	304.9	30.2%	19.8%	20.2%
Boat	1,703.1	1,250.3	36.2%	154.9	74.6	107.6%	9.1%	6.0%
Corporate/Other	—	—		(114.7)	(86.1)	33.2%
Segment Eliminations	(369.7)	(290.0)	27.5%	—	—
Total	$5,846.2	$4,347.5	34.5%	$886.8	$578.9	53.2%	15.2%	13.3%

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2021 vs. 2020
	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
Net sales	$570.5	$507.9	$62.6	12.3%
Operating earnings	90.6	82.4	8.2	10.0%
Operating margin	15.9%	16.2%		(30) bps

Parts & Accessories Segment	Three Months Ended		2021 vs. 2020
	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
Net sales	$505.6	$360.8	$144.8	40.1%

GAAP operating earnings	$28.9	$49.2	$(20.3)	(41.3)%
Purchase accounting amortization	22.5	7.2	15.3	NM
Acquisition, integration, and IT related costs	10.1	—	10.1	NM
Adjusted operating earnings	$61.5	$56.4	$5.1	9.0%

GAAP operating margin	5.7%	13.6%		(790) bps
Adjusted operating margin	12.2%	15.6%		(340) bps

Boat Segment	Three Months Ended		2021 vs. 2020
	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
Net sales	$433.0	$380.8	$52.2	13.7%

GAAP operating earnings	$32.4	$34.8	$(2.4)	(6.9)%
Restructuring, exit and impairment charges	0.1	(0.2)	0.3	NM
Purchase accounting amortization	0.5	0.3	0.2	66.7%
Acquisition, integration, and IT related costs	1.2	—	1.2	NM
Adjusted operating earnings	$34.2	$34.9	$(0.7)	(2.0)%

GAAP operating margin	7.5%	9.1%		(160) bps
Adjusted operating margin	7.9%	9.2%		(130) bps

Corporate/Other	Three Months Ended		2021 vs. 2020
	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
GAAP operating loss	$(30.1)	$(29.9)	$(0.2)	0.7%
Acquisition, integration, and IT related costs	0.1	1.8	(1.7)	(94.4)%
Adjusted operating loss	$(30.0)	$(28.1)	$(1.9)	6.8%
NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Twelve Months Ended		2021 vs. 2020
	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
Net sales	$2,504.7	$1,878.4	$626.3	33.3%
Operating earnings	449.7	285.5	164.2	57.5%
Operating margin	18.0%	15.2%		280 bps

Parts & Accessories Segment	Twelve Months Ended		2021 vs. 2020
	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
Net sales	$2,008.1	$1,508.8	$499.3	33.1%

GAAP operating earnings	$335.8	$275.4	$60.4	21.9%
Restructuring, exit and impairment charges	0.7	0.8	(0.1)	(12.5)%
Purchase accounting amortization	44.1	28.7	15.4	53.7%
Acquisition, integration, and IT related costs	17.8	—	17.8	NM
Gain on sale of assets	(1.5)	—	(1.5)	NM
Adjusted operating earnings	$396.9	$304.9	$92.0	30.2%

GAAP operating margin	16.7%	18.3%		(160) bps
Adjusted operating margin	19.8%	20.2%		(40) bps

Boat Segment	Twelve Months Ended		2021 vs. 2020
	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
Net sales	$1,703.1	$1,250.3	$452.8	36.2%

GAAP operating earnings	$142.3	$70.2	$72.1	102.7%
Restructuring, exit and impairment charges	0.1	1.3	(1.2)	(92.3)%
Sport Yacht & Yachts	3.8	—	3.8	NM
Acquisition, integration, and IT related costs	6.3	1.7	4.6	NM
Purchase accounting amortization	1.6	1.4	0.2	14.3%
Palm Coast reclassified from held-for-sale	0.8	—	0.8	NM
Adjusted operating earnings	$154.9	$74.6	$80.3	107.6%

GAAP operating margin	8.4%	5.6%		280 bps
Adjusted operating margin	9.1%	6.0%		310 bps

Corporate/Other	Twelve Months Ended		2021 vs. 2020
	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
GAAP operating loss	$(114.9)	$(91.8)	$(23.1)	25.2%
Restructuring, exit and impairment charges	—	2.0	(2.0)	(100.0)%
Acquisition, integration, and IT related costs	0.2	3.7	(3.5)	(94.6)%
Adjusted operating loss	$(114.7)	$(86.1)	$(28.6)	33.2%
NM = not meaningful
bps = basis points

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$354.5	$519.6
Restricted cash	12.2	10.7
Short-term investments in marketable securities	0.8	56.7
Total cash and short-term investments in marketable securities	367.5	587.0
Accounts and notes receivable, net	485.3	337.6
Inventories
Finished goods	685.5	446.8
Work-in-process	176.8	94.0
Raw materials	345.7	171.0
Net inventories	1,208.0	711.8
Prepaid expenses and other	63.8	34.1
Current assets	2,124.6	1,670.5

Net property	1,046.9	863.6

Other assets
Goodwill	888.4	417.7
Other intangibles, net	1,052.1	552.3
Deferred income tax asset	146.0	136.6
Operating lease assets	92.8	83.0
Equity investments	43.8	32.5
Other long-term assets	30.4	14.4
Other assets	2,253.5	1,236.5

Total assets	$5,425.0	$3,770.6

Liabilities and shareholders' equity
Current liabilities
Short-term debt and current maturities of long-term debt	$37.4	$43.1
Accounts payable	693.5	457.6
Accrued expenses	711.3	578.5
Current liabilities	1,442.2	1,079.2

Debt	1,779.0	908.3
Other long-term liabilities	289.6	273.1
Shareholders' equity	1,914.2	1,510.0
Total liabilities and shareholders' equity	$5,425.0	$3,770.6

Supplemental Information
Debt-to-capitalization rate	48.7%	38.7%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Months Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities
Net earnings	$593.3	$372.7
Less: net loss from discontinued operations, net of tax	(2.1)	(2.0)
Net earnings from continuing operations	595.4	374.7
Depreciation and amortization	178.1	153.4
Stock compensation expense	29.7	27.1
Pension (funding), net of expense	(2.1)	(3.2)
Asset impairment charges	0.8	1.5
Deferred income taxes	(21.8)	(17.6)
Changes in certain current assets and current liabilities	(230.6)	226.6
Extended warranty contracts and other deferred revenue	12.1	12.1
Income taxes	18.0	6.1
Other, net	6.6	19.3
Net cash provided by operating activities of continuing operations	586.2	800.0
Net cash used for operating activities of discontinued operations	(12.2)	(1.7)
Net cash provided by operating activities	574.0	798.3

Cash flows from investing activities
Capital expenditures	(267.1)	(182.4)
Purchases of marketable securities	—	(55.9)
Sales or maturities of marketable securities	55.9	—
Investments	(11.3)	(4.0)
Acquisition of businesses, net of cash acquired	(1,138.6)	—
Proceeds from the sale of property, plant and equipment	7.2	2.9
Net cash used for investing activities of continuing operations	(1,353.9)	(239.4)
Net cash used for investing activities of discontinued operations	—	(7.5)
Net cash used for investing activities	(1,353.9)	(246.9)

Cash flows from financing activities
Proceeds from issuances of short-term debt	—	610.0
Payments of short-term debt	—	(610.0)
Net proceeds from issuances of long-term debt	994.4	—
Payments of long-term debt including current maturities	(128.4)	(159.1)
Net premium paid on early extinguishment of debt	(4.2)	—
Common stock repurchases	(120.1)	(118.3)
Cash dividends paid	(98.9)	(78.3)
Proceeds from share-based compensation activity	0.5	1.5
Tax withholding associated with shares issued for share-based compensation	(13.7)	(7.7)
Other, net	(7.8)	0.1
Net cash provided by (used for) financing activities	621.8	(361.8)
Effect of exchange rate changes	(5.5)	8.8
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(163.6)	198.4
Cash and cash equivalents and Restricted cash at beginning of period	530.3	331.9

Cash and cash equivalents and Restricted cash at end of period	366.7	530.3
Less: Restricted cash	12.2	10.7
Cash and cash equivalents at end of period	$354.5	$519.6

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$586.2	$800.0
Net cash (used for) provided by:
Plus: Capital expenditures	(267.1)	(182.4)
Plus: Proceeds from the sale of property, plant and equipment	7.2	2.9
Plus: Effect of exchange rate changes on cash and cash equivalents	(5.5)	8.8
Free cash flow	$320.8	$629.3